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                                                                    Exhibit 99.2

REPORT OF ERNST & YOUNG LLP
INDEPENDENT AUDITORS
The Board of Directors and Shareholders
Southwest Airlines Co.

We have audited the accompanying consolidated balance sheets of Southwest Airlines Co. as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southwest Airlines Co. at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 3, during 1993, the Company changed its method of accounting for income taxes and postretirement benefits. Also as discussed in
Note 3, during 1992, the Company changed its method of accounting for scheduled airframe overhauls.


                                                               ERNST & YOUNG LLP

Dallas, Texas
January 26, 1995